                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [_]
Check the appropriate box:
        [_] Preliminary proxy statement
        [_] Confidential, for Use of the Commission Only (as permitted by Rule
            14a-6(e)(2))
        [X] Definitive proxy statement
        [_] Definitive additional materials
        [_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        MISSION CRITICAL SOFTWARE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement

Payment of filing fee (Check the appropriate box):

        [X] No fee required.
        [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

               (1) Title of each class of securities to which transaction applies: ______________________________

               (2)  Aggregate number of securities to which transaction applies:
                    _____________________________

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): __________________________________

               (4)  Proposed maximum aggregate value of transaction: ___________

               (5)  Total fee paid: ________________________

        [_] Fee paid previously with preliminary materials.

        [_] Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               (1)  Amount Previously Paid: _________________

               (2)  Form, Schedule or Registration Statement No.: ______________

               (3)  Filing Party: _________________

               (4)  Date Filed: ___________________

            [LOGO OF MISSION CRITICAL SOFTWARE, INC. APPEARS HERE]



                        MISSION CRITICAL SOFTWARE, INC.
                            13939 Northwest Freeway
                             Houston, Texas 77040
                                (713) 548-1700

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at 13939 Northwest Freeway, Houston, Texas 77040, at 9:30 a.m., local time, on Friday, October 29, 1999.

     The Notice of Annual Meeting of Stockholders and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

     We are also enclosing a copy of Mission Critical Software, Inc.'s Prospectus, dated August 4, 1999 in lieu of an Annual Report to Stockholders. This document shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. However, please see the following pages in the prospectus, which sets forth the information required to be disclosed in an annual report:

  .  Audited Financial Statements - pages F-1 to F-20;

  .  Selected Financial Data - page 22;

  . Management's Discussion and Analysis of Financial Condition and Results of Operation - pages 23- 35;

  .  Risk Factors - pages 7 to 18;

  .  Business - pages 36 to 48;

  .  Management - pages 49 to 51; and

  .  Dividends - page 19.

     We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the Annual Meeting. You may revoke the proxy and vote in person at that time if you so desire.

                         Sincerely,
                         /s/ MICHAEL S. BENNETT
                         Michael S. Bennett
                         Chairman, President  and Chief Executive Officer

October 1, 1999

                    [LOGO OF MISSION CRITICAL APPEARS HERE]

                        MISSION CRITICAL SOFTWARE, INC.
                 ____________________________________________

                   Notice of Annual Meeting of Stockholders
                        to be held on October 29, 1999

                 ____________________________________________


To the Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual
                                                                          ------
Meeting") of Mission Critical Software, Inc., a Delaware corporation (the
-------
"Company"), will be held at 13939 Northwest Freeway, Houston, Texas 77040, at
 -------
9:30 a.m., local time, on Friday, October 29, 1999 for the following purposes:

     1. To elect three directors of the Company to serve for a three year term that expires upon the Annual Meeting of Stockholders in 2002, or until their successors are duly elected.

     2. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only holders of record of the Company's common stock, $0.001 par value (the "Common Stock"), at the close of business on September 28, 1999, the record
 ------------
date, are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                  By Order of the Board of Directors

Houston, Texas
October 1, 1999


--------------------------------------------------------------------------------
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                        MISSION CRITICAL SOFTWARE, INC.
                             ______________________

                                PROXY STATEMENT
                    FOR 1999 ANNUAL MEETING OF STOCKHOLDERS
                             ______________________

                              PROCEDURAL MATTERS

General

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Mission Critical Software, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of
                           -------
Stockholders (the "Annual Meeting") to be held on Friday, October 29, 1999 at
                   --------------
9:30 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices at 13939 Northwest Freeway, Houston, Texas 77040. The Company's telephone number is
(713) 548-1700.

     This proxy statement and the enclosed proxy were mailed on or about October 1, 1999, to all stockholders entitled to vote at the Annual Meeting.

Record Date

     Stockholders of record at the close of business on September 28, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting. Such
------------
stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters to be presented at the Annual Meeting. As of the Record Date, 13,894,748 shares of the Company's Common Stock, par value $0.001, were issued and outstanding.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by delivery of a written notice of revocation or a duly executed proxy to the Secretary of the Company bearing a date later than the prior proxy relating to the same shares, or (ii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not itself revoke a proxy). Any written notice of revocation or subsequent proxy must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. The last vote received will be the vote that is counted.

Voting at the Annual Meeting

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which a broker has not voted. Thus, a broker non-vote will not effect the outcome of voting on a particular proposal.

Proxies

     All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies, if not revoked prior thereto. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders will have discretion to vote on those matters in accordance with their best judgment.

Expenses of Solicitation

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, personally or by telephone, telegram, facsimile, or other means of communication. No additional compensation will be paid for such services.

Stockholder Proposals

     Stockholders of the Company may submit proposals which they believe should be voted on at the 2000 Annual Meeting or nominate persons for election to the Board of Directors. In order to be timely and properly submitted, these proposals must be submitted in accordance with the Company's Bylaws, the applicable provisions of which are summarized below. In addition, in order for a proposal to be included in the Company's proxy statement for the 2000 Annual Meeting, such proposals must be received by the Company no later than June 30, 2000, and must otherwise comply with the requirements of Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
                                                  ------------

     In order for nominations to the Board of Directors or other business to be properly submitted, the Company's Bylaws require that such stockholder must provide written notice, delivered or mailed and received, to the Secretary of the Company, at the principal executive offices of the Company at the address set forth on the cover page of this proxy statement, not less than one hundred twenty (120) calendar days prior to the first anniversary of the preceding year's annual meeting of stockholders. This notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of such securities rules.

     The enclosed proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's 2000 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to the meeting, the stockholder must do so no later than June 30, 2000. If such stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2000 Annual Meeting.

Share Ownership

     The following table sets forth certain information with respect to the beneficial ownership of Common Stock of the Company as of September 1, 1999 by
(i) each person known by the Company to be a beneficial owner of five percent (5%) or more of the Company's outstanding Common Stock, (ii) each director,
(iii) each executive officer named in the Summary Compensation Table below and
(iv) all directors and executive officers as a group:

                                                                            Shares Beneficially Owned (1)
                                                                           -------------------------------
     Five Percent Stockholders, Directors and Executive Officers (2)          Number             Percent
     -----------------------------------------------------------           --------------  ---------------
New Enterprise Associates Entities (3).................................        2,025,671          14.6%
 2490 Sand Hill Road
 Menlo Park, CA 94025
Austin Ventures Entities (4)...........................................        1,316,349           9.5%
 114 W. 7/th/ Street, Suite 1300
 Austin, TX 78701
JMI Equity Fund III, L.P. (5)..........................................          712,469           5.1%
 12680 High Bluff Drive
 San Diego, CA 92130
International Capital Partners, Inc. (6)...............................          137,414             *
 300 First Stamford Place
 Stamford, CT 060902
Zesiger Capital Group LLC (7)..........................................        1,792,815          12.9%
 320 Park Avenue
 New York, NY 10022
Mission Critical Software I, Inc. (8)..................................          750,000           5.4%
Michael S. Bennett (9).................................................          420,887           3.0%
Thomas P. Bernhardt (10)...............................................        1,010,336           7.2%
Stephen E. Odom (11)...................................................          103,649             *
Olivier J. Thierry (12)................................................           99,999             *
Brian J. McGrath (13)..................................................          287,999           2.1%
Scott D. Sandell (3)...................................................        2,025,671          14.6%
John D. Thornton (4)...................................................        1,316,349           9.5%
Douglas L. Ayer (6)....................................................          137,414             *
Michael J. Maples......................................................              ---           ---
John J. Moores (5).....................................................          712,469           5.1%
All executive officers and directors as group (10 persons) (14)........        6,117,773          42.5%

________________________

*Less than 1%.

(1) Applicable percentage ownership based on 13,894,748 shares of Common Stock outstanding as of September 1, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after September 1, 1999 are deemed to be beneficially owned by the person holding such option for computing the percentage ownership of such person but are not treated as outstanding for computing the percentage of any other person.

(2) Except as otherwise noted above, the address of each person listed on the table is 13939 Northwest Freeway, Houston, Texas 77040.

(3) The beneficial ownership reported for New Enterprise Associates entities and Mr. Sandell includes 1,913,455 shares held by New Enterprise Associates VII Ltd. Partnership, 82,691 shares held by NEA President's Fund, L.P. and 5,306 shares held by NEA Ventures 1996, L.P. Mr. Sandell disclaims beneficial ownership of these shares except to the extent of his pecuniary interest. New Enterprise Associates VII Ltd. Partnership has one general partner, NEA Partners VII, L.P. The general partners of NEA Partners VII, L.P. are Peter J. Barris, Nancy L. Dorman, Ronald H. Kase, C. Richard Kramlich, Arthur C. Marks, Thomas C. McConnell, Peter T. Morris, Charles W. Newhall, John M. Niera and Mark W. Perry. The general partner of NEA Presidents Fund, L.P. is NEA General Partners, L.P. The general partners of NEA General Partners, L.P. are Peter J. Barris, Frank A. Bonsol, Jr., Nancy
     L. Dorman, Ronald H. Kase, C. Richard Kramlich, Arthur C. Marks, Thomas C. McConnell, Charles W. Newhall, John M. Niera and Mark W. Perry. These numbers and percentages also include 24,219 shares subject to options exercisable within 60 days from September 1, 1999 held by Mr. Sandell.

(4) The beneficial ownership reported for Austin Ventures entities and Mr. Thornton includes 1,233,654 shares held by Austin Venture V, L.P. and 61,691 shares held by Austin Ventures V Affiliates Fund, L.P. Mr. Thornton disclaims beneficial ownership of these shares except to the extent of his pecuniary interest. Austin Ventures V, L.P. and Austin Ventures V Affiliates Fund, L.P. have one general partner, Austin Ventures Partners V, L.P. The general partners of Austin Ventures Partners V, L.P. are Joseph Aragona, Kenneth P. DeAngelis, John D. Thornton, Blaine F. Wesner and Jeff Garvey. These numbers and percentages also include 21,094 shares subject to options exercisable within 60 days from September 1, 1999 held by Mr. Thornton.

(5) Mr. Moores disclaims beneficial ownership of these shares except to the extent of his pecuniary interest. The general partners of JMI Equity Fund III, L.P. are Charles E. Noell, Harry S. Gruner, Norris Van der Berg, Paul Barber and Robert Sywolski. These numbers and percentages also include 21,094 shares subject to options exercisable within 60 days of September 1, 1999 held by Mr. Moores.

(6)  The managing partners of International Capital Partners, Inc. are Douglas
     L. Ayer, president and managing partner, Ajit G. Hutheesing, chairman and managing partner and Nicholas E. Sinacori, managing partner. Mr. Ayers disclaims beneficial ownership of these shares except to the extent of his pecuniary interest. These numbers and percentages also include 22,656 shares subject to options exercisable within 60 days from September 1, 1999 held by Mr. Ayers.

(7) The beneficial ownership reported for Zesiger Capital includes 1,837,242 shares over which Zesiger has voting and dispositive power, but the shares are held in the names of the individuals for whom Zesiger acts as an investment advisor.

(8) James R. Woodhill is the sole stockholder of Mission Critical Software I, Inc. and is deemed to beneficially own 750,000 shares held by Mission Critical Software I, Inc.

(9) Consists of 220,887 shares subject to options exercisable within 60 days after September 1, 1999.

(10) Consists of 66,042 shares subject to options exercisable within 60 days after September 1, 1999.

(11) Consists of 33,461 shares subject to options exercisable within 60 days after September 1, 1999.

(12) Consists of 30,000 shares subject to options exercisable within 60 days after September 1, 1999.

(13) Consists of 44,376 shares subject to options exercisable within 60 days after September 1, 1999.

(14) Includes 485,392 shares subject to options exercisable within 60 days after September 1, 1999.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

General

     The Company's Board of Directors currently consists of seven persons, divided into three classes serving staggered terms of office. Currently there are three directors of Class I, one director of Class II and three directors of Class III. Three Class I directors are to be elected at the Annual Meeting. The Class I directors elected at the Annual Meeting will serve for three-year terms, or until their successors have been duly elected and qualified.

Vote Required

     A plurality of votes duly cast at the Annual Meeting will be required to elect each director.

     The Board of Directors recommends a vote FOR the election of all nominees for director named below.

Directors and Nominees for Director

     The following table sets forth the name, age and certain other information regarding the nominees for director.

                                                                                                           Director
    Name of Nominee           Age                    Positions with the Company                              Since
--------------------------   -----    -----------------------------------------------------------------   ------------
Michael S. Bennett........     47     Chairman of the Board, President and Chief Executive Officer            1998
Scott D. Sandell (1)......     35     Director                                                                1996
John D. Thornton (1),(2)..     34     Director                                                                1997

(1) Member of the compensation committee
(2) Member of the audit committee

     Michael S. Bennett has served as the President, Chief Executive Officer and a member of the board of directors of the Company since May 1998. He was appointed Chairman of the Board in February 1999. From August 1996 until April 1998, he served as President and Chief Executive Officer of Learmonth & Burchett Management Systems plc, a provider of process management tools for software development. Prior to joining Learmonth & Burchett in August 1996, Mr. Bennett served as President and Chief Executive Officer of Summagraphics from June 1993 to July 1996, until its acquisition by Lockheed Martin's CalComp subsidiary. Prior to that time, Mr. Bennett served as a senior executive with Dell Computer Corporation and as chief executive officer of several high technology organizations.

     Scott D. Sandell has served as a director of the Company since September 1996. Mr. Sandell is a partner of New Enterprise Associates, a venture capital firm, and has served in other capacities at such firm since January 1996. Prior to joining New Enterprise Associates, Mr. Sandell was the President of Yankee Pacific Company, a marketing and business strategy consulting firm from March 1994 to December 1995. He is also a member of the boards of directors of several privately held companies. Mr. Sandell holds a B.S. degree in Engineering Sciences from Dartmouth College and a M.B.A. degree from the Stanford Graduate School of Business.

     John D. Thornton has served as a director of the Company since June 1997. Mr. Thornton is a general partner of Austin Ventures, a venture capital firm, where he has been employed in various capacities since 1991. Prior to joining Austin Ventures, Mr. Thornton was a consultant with McKinsey & Co., an international consulting firm. Mr. Thornton also serves on the board of directors of Vignette Corporation, an Internet relationship management software company, and is also a member of the boards of directors of several privately held companies. Mr. Thornton holds a B.A. degree in Economics from Trinity University and an M.B.A. degree from the Stanford Graduate School of Business.

     The remaining directors of the Company as of the date of this Proxy Statement, and certain information about them as of the Record Date, are set forth below.

                                                                                             Director
     Name of Nominee           Age                 Positions with the Company                 Since
-------------------------     ------    --------------------------------------------------  ----------
Thomas P. Bernhardt             46      Chief Technology Officer and Director                  1996
Douglas L. Ayer (1)             62      Director                                               1996
Michael J. Maples               57      Director                                               1999
John J. Moores (2)              54      Director                                               1997

(1) Member of the compensation committee
(2) Member of the audit committee

     Thomas P. Bernhardt is a founder of the Company and has served as a director since July 1996. Mr. Bernhardt was a consultant to the Company from September 1996 to January 1997, when he joined us on a full time basis as the Company's Chief Technology Officer, which is his current role. From February 1998 to May 1998, he also served as the Company's interim President and Chief Executive Officer. From January 1989 to December 1996, Mr. Bernhardt was a consultant with RCG International, an information technology consulting services company. Mr. Bernhardt holds a B.S. degree in Experimental Psychology from the University of Notre Dame.

     Douglas L. Ayer has served as a director of the Company since September 1996. Mr. Ayer has served as President and Managing Partner of International Capital Partners, Inc., a venture capital firm, since 1989. Prior to joining International Capital Partners, Mr. Ayer was the Chief Executive Officer of Cametrics, Inc., a manufacturer of engineered metal components. Mr. Ayer also serves as a member of the boards of directors of Biopool, Inc., a medical diagnostic test kit company, and Coffee People, Inc., a coffee retailer and franchise company. Mr. Ayer holds a B.S.E. degree in Aeronautical Engineering from Princeton University and an M.B.A. degree from Harvard University.

     Michael J. Maples has served as a director of the Company since April 1999. Mr. Maples manages private investments. From April 1988 to July 1995, Mr. Maples held various management positions at Microsoft Corporation, the most recent of which was Executive Vice President of the Worldwide Products Group and a member of the office of the president. Prior to that, he served as a Director of Software Strategy for IBM. He also serves as a director of J.D. Edwards & Company, an enterprise software company, Lexmark International, Inc., a laser and inkjet printer company, and PSW Technologies, a software company. Mr. Maples is also a member of the Board of Visitors for the Engineering School at the University of Oklahoma and the College of Engineering Foundation Advisory Council at the University of Texas at Austin. Mr. Maples holds a B.S. degree in electrical engineering from the University of Oklahoma and an M.B.A. degree from Oklahoma City University.

     John J. Moores has served as a director of the Company since June 1997. Mr. Moores has served as owner and Chairman of the Board of the San Diego Padres Baseball Club, L.P. since December 1994 and since September 1991 as Chairman of the Board of JMI Services, Inc., a private investment company. In 1980, Mr. Moores founded BMC Software, Inc., a vendor of system software utilities, and served as its President and Chief Executive Officer until 1986 and as its Chairman of the Board until 1992. Mr. Moores also serves as Chairman of the Board of Peregrine Systems, Inc., an infrastructure management software company, and of Neon Systems, Inc., an enterprise middleware and systems management software company, as well as numerous privately held companies. Mr. Moores serves as a director of BindView Development Corporation, a systems management software company. Mr. Moores is a member of the Board of Regents of The University of California, The Carter Center of Emory University and Scripps Research, Inc. Mr. Moores holds a B.S. degree in Economics and a J.D. degree from University of Houston.

     Mr. Sandell is Mr. Ayer's son-in-law. There are no other family relationships among any of our directors, officers or key employees.

Board Meetings and Committees

     The Board of Directors of the Company held eight meetings during the fiscal year ended June 30, 1999, and all of the incumbent directors attended seventy-five percent (75%) or more of the meetings of the Board of Directors and committees, if any, upon which such directors served. Certain matters were approved by the Board of Directors by unanimous written consent.

     The Board of Directors of the Company currently has a standing Audit Committee and Compensation Committee. However, there is no standing Nominating Committee.

     Audit Committee. The Company's Audit Committee consists of Messrs. Moores and Thornton. The Audit Committee reviews the Company's internal accounting procedures and consults with and reviews the services provided by the Company's independent accountants. No member of the Audit Committee is an officer or employee of the Company. The Audit Committee met three times during fiscal 1999 and did not act by unanimous written consent.

     Compensation Committee. The Company's Compensation Committee consists of Messrs. Ayer, Thornton and Sandell. The Compensation Committee reviews and recommends to the board of directors the compensation and benefits to be provided to the executive officers of and directors of the Company and any subsidiaries of the Company, including stock compensation and loans, and to review and establish general policies relating to compensation and benefits of all employees, including all bonus and stock compensation to all employees. No member of the Compensation Committee is an officer or employee of the Company. The Compensation Committee met fourteen times during fiscal 1999 and certain matters were approved by unanimous written consent.

Director Compensation

     Directors do not currently receive any cash compensation from the Company for the director's services as members of the Company's Board of Directors, although the directors are reimbursed for travel expenses in connection with attendance at board and committee meetings. Under the Company's 1997 Stock Plan, nonemployee directors are eligible to receive stock option grants at the discretion of the Board of Directors. In addition, the Company's 1999 Director Option Plan provides for an initial grant to a nonemployee director of an option to purchase 37,500 shares on the date on which he or she becomes a member of the board of directors. Each nonemployee director will thereafter automatically be granted an additional option to purchase 12,500 shares of common stock at the next meeting of the board of directors following the annual meeting of stockholders, if on the date of the annual meeting the director has served on the board of directors for at least six months. The initial 37,500 share grants will become exercisable at a rate of one-third of the shares on the first anniversary of the grant date and at a rate of 1/36/th/ of the shares per month thereafter. The subsequent 12,500 share grants will become exercisable at the rate of one-half of the shares on the first anniversary of the grant date and at a rate of 1/24/th/ of the shares per month thereafter.

                          SUMMARY COMPENSATION TABLE

     Summary Compensation Table. The following table sets forth the compensation paid by the Company during the fiscal year ended June 30, 1999 to (i) the Chief Executive Officer and (ii) each of the four other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 ((i) and (ii) collectively, the "Named Executive Officers"):
                                          ------------------------

                                                                                           Long-Term
                                                              Annual Compensation         Compensation
                                                         ------------------------------  --------------
                                                                                           Securities
                                                                                           Underlying       All Other
                                                           Fiscal    Salary      Bonus    Options/SARS     Compensation
            Name and Principal Position                     Year       ($)        ($)          (#)           ($) (1)
------------------------------------------------------   ---------  --------    -------  --------------  ----------------
Michael S. Bennett.....................................     1999     200,016    134,167      250,000          1,696
   President and Chief Executive Officer (2)
Thomas P. Bernhardt....................................     1999     172,916     30,000      160,000          1,696
   Chief Technology Officer
Stephen E. Odom .......................................     1999     200,016     28,000      100,000          1,696
 Chief Operating Officer, Chief Financial
Officer, Treasurer and Secretary (3)
Brian McGrath..........................................     1999     200,016    718,801(4)        --          7,371
   Vice President of Sales
Olivier J. Thierry.....................................     1999     175,008-    46,667           --         80,999
   Vice President of Product Management

_______________________

(1) All other compensation represents excess compensation associated with premiums for life insurance of $1,696 for each of Messrs. Bennett, Bernhardt, Odom and Thierry and $7,371 for Mr. McGrath. Mr. Thierry also received $79,303 for moving expenses paid in connection with his relocation agreement.

(2)  Mr. Bennett joined the Company in May 1998.

(3)  Mr. Odom joined the Company in May 1998.

(4) Mr. McGrath received sales commissions of $718,801. Commissions are variable cash-based incentive compensation that are payable as a percentage of revenue cash collected.

(5)  Mr. Thierry joined the Company in February 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during the fiscal year ended June 30, 1999.

                                             Individual Grants

                                       Percent of
                           Number of     Total
                          Securities    Options                                 Potential Realizable Value at
                          Underlying   Granted to                               Assumed Annual Rates of Stock
                           Options     Employees    Exercise                    Price Appreciation for Option
                           Granted     in Fiscal      Price       Expiration               Terms (3)
                                                                                -----------------------------
          Name              (#)(1)      Year (2)    Per Share         Date         5% ($)            10% ($)
-----------------------   ----------   ----------   ---------     ----------    -----------        ----------
Michael S. Bennett.....     250,000       11.7%      $ 15.00       06/21/09      $2,358,355        $5,976,634
Thomas P. Bernhardt....     160,000        7.5%      $  2.75 (4)   08/27/03      $3,469,347        $5,784,982
Stephen E. Odom........     100,000        4.7%      $ 15.00       06/21/09      $  943,342        $2,390,614
Brian McGrath..........       --            --               --       --             --                --
Olivier J. Thierry.....       --            --               --       --             --                --

__________________

(1) Options under the stock option plan generally vest over four years with 25% of the shares subject to the option vesting on the first anniversary of the grant date, and the remaining option shares vesting ratably monthly thereafter. Mr. Bennett's option vests as to 1/36/th/ of the shares per month as to 125,000 shares over the first three years and as to 1/12th of the remaining shares per month in months 37 through 48. Mr. Odom's option vests as to 1/48th of the shares per month for 48 months.

(2) In the fiscal year ended June 30, 1999, the Company granted options to purchase an aggregate of 2,131,510 shares to employees and consultants.

(3) The potential realizable value is based on a 10-year term of each option at the time of grant. Assumed stock price appreciation of 5% and 10% is mandated by rules of the Securities and Exchange Commission and is not intended to forecast actual future financial performance or possible future appreciation. The potential realizable value is calculated by assuming that the deemed fair value of the Company's Common Stock for financial statement purposes on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

(4) The exercise price of the option grant to Mr. Bernhardt was equal to 110% of the fair market value of the common stock on the date of grant as determined by the board of directors.

                               AGGREGATE OPTION
                         EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth, as to the Named Executive Officers, certain information concerning stock options exercised during the fiscal year ended June 30, 1999 and the number of shares subject to both exercisable and unexercisable stock options held as of June 30, 1999. Also reported are values for unexercised "in-the-money" options, exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of June 30, 1999.

                                                         Number of Securities          Value of Unexercised In-
                                                        Underlying Unexercised        The-Money Options at June
                                                     Options at June 30, 1999 (#)           30, 1999 ($) (2)
                                                     ----------------------------    ----------------------------
                              Shares      Value
                           Acquired on   Realized
         Name               Exercise      ($) (1)    Exercisable    Unexercisable    Exercisable    Unexercisable
-----------------------    -----------   ---------   -----------    -------------    -----------    -------------
Michael S. Bennett.....      200,000     2,400,000      136,378         850,270       1,977,481        8,703,915
Thomas P. Bernhardt....         --            --         16,857         173,125         244,688        2,150,313
Stephen E. Odom........       50,184       602,208        8,364         242,188         121,278        2,061,726
Brian McGrath..........       70,623       415,314       15,002          94,375         217,529        1,368,438
Olivier J. Thierry.....       69,999       839,988       10,000         160,001         154,000        2,320,015

__________________

(1) The value realized is calculated on the basis of the fair market value of the common stock on the date of exercise minus the exercise price. It does not necessarily indicate that the optionee sold the stock for the amount listed.

(2) The value of in-the-money options represents the positive spread between the exercise price of the stock options and the fair market value of the common stock on the date of exercise as determined by our board of directors. The fair market value of the common stock was $15.00 per share as of June 30, 1999.

                     REPORT OF THE COMPENSATION COMMITTEE

     Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, this Report of the Compensation Committee of the Board of Directors shall not be deemed "filed" with the Commission and shall not be incorporated by reference in any such filings. The following report is provided to stockholders by the Compensation Committee of the Board of Directors. The members of the Compensation Committee are Douglas L. Ayer, John D. Thornton and Scott D. Sandell.

     The Compensation Committee (the "Committee") of the Board of Directors
                                      ---------
reviews and recommends to the Board of Directors the compensation and benefits to be provided to the executive officers of and directors of the Company and any subsidiaries of the Company, including stock compensation and loans, and to review and establish general policies relating to compensation and benefits of all employees, including all bonus and stock compensation to all employees.

Compensation Philosophy

     The Company's compensation philosophy is to provide compensation to the Company's officers, directors and employees in such a manner as to attract and retain the best available personnel for positions with the Company, to provide incentives for such persons to perform to the best of their abilities for the Company and to promote the success of the Company's business. The Company endeavors to achieve its compensation goals through the implementation of policies that are based on the following principles:

     . The Company pays competitively for experienced, highly skilled executives:

     . The Company operates in a competitive and rapidly changing high technology business environment. Executive base compensation is based on a range of comparable salaries. The individual executive's salary is adjusted annually based on individual performance, corporate performance, and the relative compensation of the individual compared to the comparable salaries.

     .    The Company rewards executives for superior performance:

     . The Committee believes that a substantial portion of each executive's compensation should be in the form of bonuses. Executive bonuses are based on the attainment of corporate goals. In order to attract and retain executives who are qualified to excel in a high technology business environment, performance in excess of the corporate goals results in higher bonuses.

     . The Company strives to align long-term stockholder and executive interests:

          In order to align the long-term interests of executives with those of stockholders, the Company grants all employees, and particularly executives, options to purchase stock. Options are granted at the fair market value on the date of grant and will provide value only when the price of the Common Stock increases above the exercise price. Options are subject to vesting provisions designed to encourage executives to remain employed by the Company. Additional options are granted from time to time based on individual performance and the prior level of grants.

     Other elements of executive compensation include payment of life insurance premiums, Company-wide medical benefits, the employee stock purchase plan and the ability to defer compensation pursuant to a 401(k) plan.

Compensation of Michael S. Bennett, President and Chief Executive Officer

     During 1999, the compensation of Mr. Bennett was determined by applying the same criteria discussed at the beginning of this report used to determine compensation and bonuses for all executive officers. Mr. Bennett's compensation for 1999 is set forth in the Summary Compensation Table appearing on page 10. Based on the Company's quarterly performance during 1999, Mr. Bennett was paid a quarterly bonus based on the degree to which corporate goals were attained.

Tax Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the federal income tax deductibility of compensation in excess of
 ----
$1,000,000 paid to the Company's Chief Executive Officer and to each of the other four most highly-compensated executive officers. The Company may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1,000,000 or meet certain specified conditions (including stockholder approval). Based on the Company's current compensation plans and policies and proposed regulations interpreting this provision of the Code, the Company and the Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction for executive compensation.

Compensation Committee Interlocks and Insider Participation

     The Company's Board of Directors established its compensation committee in December 1997. Prior to establishing the compensation committee, the Company's board of directors as a whole performed the functions delegated to the compensation committee. No interlocking relationship exists between any member of the Company's compensation committee and any member of any other company's board of directors or compensation committee.


                                   COMPENSATION COMMITTEE

                                   Douglas L. Ayer
                                   John D. Thornton
                                   Scott D. Sandell

Section 16(a) Beneficial Ownership Reporting Compliance


     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors, and 10% stockholders
                          ---
are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. The Company's officers, directors, and 10% stockholders did not become reporting persons under Section 16(a) until the Company's initial public offering in August 1999. As a result, no filings were made during the year ended June 30, 1999. However, each officer and director timely filed their respective initial ownership report on Form 3.

                EMPLOYMENT CONTRACTS; SEVERANCE, TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Employment Agreements

     The Company has entered into the following employment, noncompete and change in control arrangements and agreements with its Named Executive Officers.

     Michael S. Bennett, the Company's Chairman of the Board, Chief Executive Officer and President, entered into an offer letter with the Company dated April 13, 1998 under which he is entitled to acceleration of 100% of his then unvested option grants if after the first anniversary of his employment and prior to the fourth such anniversary, the Company is acquired by another company and he is:

     .    terminated;

     . assigned a position of lesser responsibility or compensation in the resulting organization; or

     .    required to relocate.

     Mr. Bennett will have twelve months following his separation from the Company or its successor, regardless of whether his termination is voluntary or involuntary, to exercise his vested options. Mr. Bennett is also entitled to severance payments of $200,000 in the event that he is terminated other than for cause.

     Thomas P. Bernhardt, the Company's Chief Technology Officer, entered into an employment agreement with the Company dated January 1, 1997. This agreement provides that Mr. Bernhardt is entitled to severance equal to six months salary in the event he is terminated without cause by the Company. Mr. Bernhardt has agreed that for a period of one year after his separation from the Company, regardless of the reason, he will not:

     .    engage in direct competition with the Company;

     . conduct a business of the type or character engaged in by the Company at the time of his separation; or

     . develop, market, sell and/or distribute products or services directly competitive with the Company. Mr. Bernhardt has also agreed to not employ any of the Company's employees or induce or attempt to influence any of the Company's employees to voluntarily terminate his or her employment with the Company other than those employees not directly involved in the development, marketing, sales and/or distribution of the Company's products or services during Mr. Bernhardt's employment.

     Stephen E. Odom, the Company's Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary, entered into an offer letter with the Company dated April 13, 1998 under which he is entitled to acceleration of 100% of his then unvested options if after the first anniversary of his employment and prior to the fourth such anniversary, the Company is acquired by another company and he is (1) terminated or (2) assigned a position of lesser responsibility or compensation in the resulting organization, Mr. Odom will have twelve months following his separation from the Company or its successor to exercise his vested options, regardless of whether his termination is voluntary or involuntary. Mr. Odom is also entitled to severance payments of six months of his then-current salary in the event that he is terminated other than for cause.

     Brian J. McGrath, the Company's Vice President of Sales, entered into an employment agreement with the Company dated August 6, 1997 and a letter agreement dated January 13, 1999 intended to clarify the terms of his employment agreement. These agreements provide that Mr. McGrath is entitled to severance equal to six months salary upon his termination by the Company, other than for cause. In addition, the January 1999 amendment provides that effective July 1, 1999, Mr. McGrath's compensation consists of a base salary of $200,000 and an additional $200,000 in commissions contingent upon meeting specified operating targets. Prior to July 1, 1999, Mr. McGrath's commission plan depended on meeting specific operating targets and sales to specified customers. The Company has agreed with Mr. McGrath that for a six month period after his separation from the Company, he will not compete with the Company and will not solicit a list of customers set forth in the January 1999 agreement as amended by the Company from time to time. Mr. McGrath agreed that for a period of one year following termination to not employ any of the Company's employees or induce or attempt to influence any of the Company's employees to voluntarily terminate his or her employment with the Company.

     Olivier J. Thierry, the Company's Vice President of Product Management, entered into an employment agreement with the Company dated February 23, 1998. This agreement provides that Mr. Thierry is entitled to severance equal to six months salary upon his termination by the Company, other than for cause. Mr. Thierry has agreed that for a period of one year after his separation from the Company, regardless of the reason, he will not (1) engage in direct competition with the Company or (2) develop, market, sell and/or distribute products or services directly competitive with the Company's. Mr. Thierry has also agreed for a period of two years following termination to not employ any of the Company's employees or induce or attempt to influence any of the Company's employees to voluntarily terminate his or her employment with the Company.

     Under the February 23, 1998 agreement, the Company also agreed to grant Mr. Thierry a relocation loan of $80,000. This noninterest bearing relocation loan is due and payable in February 2002. The Company agreed to forgive the principal and interest due on the relocation loan in the amount of 1/48th per month for each month Mr. Thierry remains the Company's employee. In addition, the Company also agreed to provide additional payments to make Mr. Thierry whole for any taxes payable upon the income realized from the loan forgiveness, net of any deductions Mr. Thierry is entitled to claim for moving expenses. The Company also agreed to forgive the balance of the relocation loan in the event that:

     . Mr. Thierry is terminated other than for cause or he voluntarily leaves the Company;

     . the Company is acquired by another company and Mr. Thierry's position is eliminated, downgraded, modified or geographically transferred; or

     . new senior management replaces Mr. Thierry with another individual in the same position other than for cause.

     In the fiscal year ended June 30, 1999, the Company paid $79,303 to Mr. Thierry for loan forgiveness and tax reimbursement.

Company Performance

     The Company's Common Stock was registered under Section 12 of the Exchange Act on August 4, 1999. Accordingly, no Company performance graph is available for the fiscal year end.

     ADDITIONAL MATTERS

     As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the Annual Meeting calling for a vote of stockholders, it is intended that the shares of Common Stock represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.

                              By Order of the Board of Directors


Dated:  October 1, 1999